Exhibit 99




Release Date:                                               Further Information:

IMMEDIATE RELEASE                                           David J. Bursic
January 30, 2004                                            President and CEO
                                                                         or
                                                            Pamela M. Tracy
                                                            Investor Relations
                                                            Phone: 412/364-1913




          WVS FINANCIAL CORP. ANNOUNCES SECOND QUARTER, AND SIX MONTHS
            ENDED DECEMBER 31, 2003 NET INCOME AND EARNINGS PER SHARE

     Pittsburgh, PA -- WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported diluted earnings per share and net income for the quarter ended December 31, 2003 totaled $0.30 and $770,000, respectively, compared to $0.30 and $781,000 for the same period in 2002. The $11,000 decrease in net income for the quarter ended December 31, 2003 was primarily attributable to a $809,000 decrease in net interest income and a $11,000 decrease in non-interest income, which was partially offset by a
$624,000 decrease in provision for loan losses, a $107,000 decrease in non-interest expense, and a $78,000 decrease in income tax expense. The decrease in net interest income was primarily attributable to lower rates earned on Company assets due to lower market interest rates which was partially offset by lower rates paid on deposits. The Company experienced higher levels of repayments on its loan and securities portfolios due to refinancing activities. The Company redeployed these proceeds into shorter- term loans and investment securities to better manage its interest rate risk. The decrease in non-interest income was principally attributable to decreases in ATM fee income. The decrease in provision for loan losses was primarily due to the work-out of non-performing assets and paydowns on the Company's loan portfolio. The decrease in non-interest expense was primarily attributable to decreases in payroll related costs. The decrease in income tax expense was principally attributable to lower levels of taxable income.

     Net income and diluted earnings per share for the six months ended December 31, 2003 totaled $1,122,000 and $0.44, respectively, compared to $1,780,000 and $0.67 for the same period in 2002. The $658,000 decrease in net income during the period was primarily attributable to a $2,012,000 decrease in net interest income and a $58,000 decrease in non-





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interest income, which were partially offset by a $775,000 decrease in provision for loan losses, a $334,000 decrease in non-interest expense, and a $303,000 decrease in income tax expense. The decrease in net interest income reflects continued low market interest rates, higher levels of loan repayments, the residual effects of higher costs long-term borrowings and lower overall yields on earning assets and mortgage-backed securities to better manage its interest rate risk. The decrease in non-interest income was principally attributable to $64,000 of pre-tax gains recognized on the sale of investments from the Company's investment portfolio in the six months ended December 31, 2002. The decrease in provision for loan losses was primarily attributable to the work-out of non-performing assets and paydowns on the Company's loan portfolio. The decrease in non-interest expense was principally attributable to decreases in charitable contributions eligible for PA tax credits, payroll related costs, and legal expenses and costs associated with the work-out of non-performing assets. The decrease in income tax expense was primarily a result of lower levels of taxable income.

     Return on equity and return on assets for the six months ended December 31, 2003 were 7.38% and 0.58%, respectively.

     WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC savings bank which conducts business in the North Hills suburbs of Pittsburgh, Pennsylvania.

                               --TABLES ATTACHED--
                                      # # #

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



                       WVS FINANCIAL CORP. AND SUBSIDIARY
                      SELECTED CONSOLIDATED FINANCIAL DATA
                  (Dollars in thousands except per share data)


                                              December 31,   June 30,    December 31,
                                                  2003         2003         2002
                                              (Unaudited)  (Unaudited)  (Unaudited)
                                              -----------  -----------  -----------
Total assets                                    $417,305    $367,188      $408,236
Net loans receivable                              71,894      91,669       126,847
Investment securities available-for-sale           8,717      25,641         3,154
Investment securities held-to-maturity           249,799     121,841       167,564
Mortgage-backed securities available-for-
   sale                                            3,928       4,387         5,586
Mortgage-backed securities held-to-
   maturity                                       66,401     107,492        86,515
Deposits                                         165,956     169,317       165,860
FHLB advances                                    149,236     153,390       169,287
Other borrowings                                  67,848       9,453        38,184
Equity                                            30,444      30,618        30,088
Book value per share                               11.96       11.86         11.56
Return on average assets                           0.58%       0.89%         0.92%
Return on average equity                           7.38%      10.97%        11.65%



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


                       WVS FINANCIAL CORP. AND SUBSIDIARY
                      SELECTED CONSOLIDATED OPERATING DATA
                      (In thousands except per share data)


                                              Three Months Ended          Six Months Ended
                                                 December 31,               December 31,
                                                 (Unaudited)                (Unaudited)
                                       --------------------------   --------------------------

                                           2003           2002           2003          2002
                                       -----------    -----------   -----------    -----------
Interest income                        $     3,956    $     5,023   $     7,766    $    10,455
Interest expense                             2,760          3,018         5,529          6,206
                                       -----------    -----------   -----------    -----------
Net interest income                          1,196          2,005         2,237          4,249
Provision for loan losses                     (624)             0          (757)            18
                                       -----------    -----------   -----------    -----------
Net interest income after
  provision for loan losses                  1,820          2,005         2,994          4,231
Non-interest income                            161            172           356            414
Non-interest expense                           938          1,045         1,830          2,164
                                       -----------    -----------   -----------    -----------
Income before income tax
  expense                                    1,043          1,132         1,520          2,481
Income taxes                                   273            351           398            701
                                       -----------    -----------   -----------    -----------

NET INCOME                             $       770    $       781   $     1,122    $     1,780
                                       ===========    ===========   ===========    ===========

EARNINGS PER SHARE:
  Basic                                $      0.30    $      0.30   $      0.44    $      0.67
  Diluted                              $      0.30    $      0.30   $      0.44    $      0.67

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                  2,560,420      2,631,112     2,567,831      2,646,522
  Diluted                                2,569,578      2,636,633     2,577,330      2,651,926



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